Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Stephanie Roche

U.S. Bank National Association

21 South Street

Morristown, NJ 07960

(973) 898-7160

(Name, address and telephone number of agent for service)

ConnectOne Bancorp, Inc

(Issuer with respect to the Securities)

New Jersey	26-1998619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Sylvan Avenue Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

ConnectOne Bancorp, Inc.

5.75 Fixed to Floating Subordinated Notes due 2025

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

	a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

	b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

	1.	A copy of the Articles of Association of the Trustee.*

	2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

	3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

	4.	A copy of the existing bylaws of the Trustee.**

	5.	A copy of each Indenture referred to in Item 4. Not applicable.

	6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

	7.	Report of Condition of the Trustee as of June 30, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.
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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Morristown, State of New Jersey on the of September 23, 2015.

By:	/s/ Stephanie Roche
Stephanie Roche
Vice President
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Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 3, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

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Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today. July 3, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller or the Currency

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 23, 2015

By:	/s/ Stephanie Roche
Stephanie Roche
Vice President
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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2015

($000’s)

Assets	6/30/2015
Cash and Balances Due From	$17,896,807
Depository Institutions
Securities	102,874,924
Federal Funds	53,692
Loans & Lease Financing Receivables	252,013,047
Fixed Assets	4,310,148
Intangible Assets	13,076,832
Other Assets	23,776,797
Total Assets	$414,002,247

Liabilities
Deposits	$307,828,983
Fed Funds	1,465,991
Treasury Demand Notes	0
Trading Liabilities	885,507
Other Borrowed Money	46,539,645
Acceptances	0
Subordinated Notes and Debentures	3,650,000
Other Liabilities	11,984,151
Total Liabilities	$372,354,277

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	26,502,086
Minority Interest in Subsidiaries	861,284
Total Equity Capital	$41,647,970

Total Liabilities and Equity Capital	$414,002,247
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